                                                                      EXHIBIT 99

Contact: 610-337-1000                            For Release: April 28, 2004
         Robert W. Krick, ext. 3141                           Immediate
         Brenda A. Blake, ext. 3202


UGI REPORTS SECOND QUARTER EARNINGS

VALLEY FORGE, Pa., April 28 - UGI Corporation (NYSE:UGI) reported that its net income for the second quarter of fiscal 2004 ended March 31, 2004 was $67.1 million, or $1.48 per diluted share, compared to $69.8 million, or $1.62 per diluted share for the second quarter of fiscal 2003. Results for the recent quarter include a loss of $5.9 million, or $0.13 per diluted share relating to the settlement of contracts for the forward purchase of euros used to fund the purchase of the remaining outstanding 80.5% ownership interests of AGZ Holding, the parent company of French LPG distributor, Antargaz. Average diluted shares outstanding were 5.4% higher for the recent quarter reflecting, among other things, a common share offering in March 2004, the proceeds of which funded a portion of the purchase price of AGZ Holding.

Lon R. Greenberg, chairman, president and chief executive officer of UGI, said, "Notwithstanding warmer weather both nationally and regionally, our operating units performed well. We continue to seek compelling transactions like Antargaz that grow our earnings and diversify our cash flows. We remain committed to our strategy of investing wisely in energy distribution businesses in which we have proven expertise," noted Greenberg.

In UGI's domestic propane distributor, AmeriGas Partners, L. P. (NYSE: APU), net income was $30.8 million in the most recently completed quarter compared to $27.7 million in the 2003 quarter. Retail volumes sold rose 2.7% to a second quarter record 403.9 million gallons versus 393.4 million gallons sold in the prior-year period. Retail volumes sold increased primarily due to the October 2003 acquisition of Horizon Propane, partially offset by the continuing effects of the weakened economy on commercial and industrial customer sales volumes. Weather was approximately 1.5% warmer than normal during the recent quarter compared to weather that was approximately 1.0% colder than normal in the prior-year period according to the National Oceanic and Atmospheric Administration. The Partnership's earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $146.6 million in the fiscal 2004 period compared to $129.9 million a year ago.


                                     -MORE -
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UGI REPORTS SECOND QUARTER EARNINGS                                       PAGE 2

At UGI Utilities' Gas Utility, net income declined to $25.6 million in the second quarter of fiscal 2004 from $30.5 million last year. Weather in the service territory was 2.7% colder than normal, significantly warmer than last year's nearly 8% colder than normal weather. "The adverse effects of weather-induced lower volumes transported for delivery-service customers and lower heating related sales to the retail core market were partially offset by the beneficial effects of retail core-market customer growth," said Greenberg. Operating and administrative expenses were essentially unchanged. Other income declined $4.9 million reflecting lower non-tariff service income and greater litigation-related costs.

Net income for the quarter from Electric Utility was $3.4 million, essentially unchanged from the prior year on slightly warmer weather.

Energy Services net income for the quarter increased 23% to $4.3 million from $3.5 million mainly due to the additional 4.9% interest in the Conemaugh electricity generating station purchased last summer. Natural gas sales volumes at GASMARK(R) increased 37% principally due to the acquisition of TXU's northeastern U. S. gas marketing business in March 2003. Notwithstanding the significant increase in natural gas volumes sold, results include lower average unit margins in gas marketing principally due to the previously reported effects of the seasonality of margin realization.

International Propane net income declined to $2.9 million from $5.4 million as a result of the previously mentioned losses on forward currency contracts. Operating income from FLAGA nearly doubled to $2.9 million in this year's quarter from $1.5 million in last year's quarter as a result of higher euro-based total margin, lower euro-based operating and administrative expenses and the translation effects of the stronger euro. Income from equity investees increased to $8.4 million from $5.0 million mainly as a result of improved euro-based results of Antargaz and the effects of the stronger euro on Antargaz. "We are very pleased that our European propane operations have performed so well in spite of warmer than normal weather," concluded Greenberg.

Revenues for the quarter for UGI increased to $1.32 billion from $1.14 billion mainly as a result of higher sales volumes and higher commodity prices.

Separately, UGI confirmed its earnings guidance for the fiscal year ending September 30, 2004 as $2.10 to $2.20 per diluted share. The range includes a projected loss of approximately $0.25 per share from both the dilutive effects of 7.8 million additional shares outstanding related to the purchase of Antargaz and the estimated seasonal loss from Antargaz for the spring and summer months of April through September.

UGI is a holding company with propane marketing, utility and energy marketing subsidiaries. Through subsidiaries, UGI owns 48% of AmeriGas Partners, L. P. (NYSE: APU), the nation's largest retail propane marketer.


                                   -- MORE --
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UGI REPORTS SECOND QUARTER EARNINGS                                       PAGE 3


UGI invites interested parties to listen to the live audio webcast of management's teleconference with the financial community about second quarter fiscal year 2004 results on Wednesday, April 28, 2004 at 4:00 PM Eastern time. The teleconference is available online at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately two hours after the completion of the call at 1-888/203-1112, (International replay 719/457-0820) passcode 419494, until midnight ET May 2, 2004.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/2Q04FINANCIALTABLE.PDF.

Comprehensive information about UGI Corporation is available on the Internet at HTTP://WWW.UGICORP.COM.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. Among them are adverse weather conditions, price volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, domestic and international economic and political conditions and currency exchange rates. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

C-08                                   ###                               4/28/04

                                 UGI CORPORATION
                               REPORT OF EARNINGS
                          (Millions, except per share)
                                   (Unaudited)


                                                           Three Months Ended        Six Months Ended          Twelve Months Ended
                                                               March 31,                 March 31,                 March 31,
                                                        ----------------------    -----------------------   -----------------------
                                                           2004         2003         2004         2003         2004         2003
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Revenues:
      AmeriGas Propane                                  $    687.7   $    625.6   $  1,147.9   $  1,070.6   $  1,705.7   $  1,547.0
      Gas Utility                                            243.5        239.9        392.8        385.0        547.7        510.1
      Electric Utility                                        24.7         24.7         46.1         46.2         88.7         88.0
      Energy Services (a)                                    328.8        217.2        561.7        322.1        907.6        469.4
      International Propane                                   18.6         18.1         34.4         32.4         56.5         52.7
      Corporate & Other                                       13.3         10.4         27.4         19.5         54.4         38.9
                                                        ----------   ----------   ----------   ----------   ----------   ----------
         Total revenues                                 $  1,316.6   $  1,135.9   $  2,210.3   $  1,875.8   $  3,360.6   $  2,706.1
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Operating income (loss):
      AmeriGas Propane                                  $    127.2   $    115.6   $    192.8   $    179.8   $    177.5   $    178.0
      Gas Utility                                             46.5         55.1         75.9         88.6         83.4        102.4
      Electric Utility                                         6.8          6.5         11.3         12.1         19.5         18.1
      Energy Services (a)                                      7.5          5.9         13.8          9.8         23.2         18.3
      International Propane                                   (6.3)         1.3         (4.5)         1.6         (5.4)         1.9
      Corporate & Other                                       (0.1)          --          0.6         (0.1)         2.2          1.4
                                                        ----------   ----------   ----------   ----------   ----------   ----------
         Total operating income                              181.6        184.4        289.9        291.8        300.4        320.1

Income from equity investees                                   8.4          5.0         12.6          6.9         11.0          7.9
Loss on extinguishment of debt                                  --         (3.0)          --         (3.0)          --         (3.0)
Interest expense:
      AmeriGas Propane                                       (21.2)       (21.8)       (42.3)       (44.5)       (84.9)       (87.6)
      Gas Utility                                             (3.9)        (3.5)        (8.0)        (7.2)       (16.2)       (14.1)
      Electric Utility                                        (0.5)        (0.7)        (1.0)        (1.3)        (2.0)        (2.5)
      International Propane                                   (1.0)        (1.0)        (1.9)        (2.1)        (3.9)        (4.2)
      Corporate and Other, net                                (0.1)        (0.1)        (0.2)        (0.2)        (0.3)        (0.4)
                                                        ----------   ----------   ----------   ----------   ----------   ----------
         Total interest expense                              (26.7)       (27.1)       (53.4)       (55.3)      (107.3)      (108.8)
Minority interests in AmeriGas Partners                      (55.6)       (44.8)       (78.3)       (65.3)       (47.6)       (42.7)
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes and subsidiary
      preferred stock dividends                              107.7        114.5        170.8        175.1        156.5        173.5
Income tax expense                                           (40.6)       (44.3)       (64.9)       (67.8)       (57.8)       (68.0)
Dividends on UGI Utilities preferred shares
  subject to mandatory redemption                               --         (0.4)          --         (0.8)        (0.4)        (1.6)
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Net income                                              $     67.1   $     69.8   $    105.9   $    106.5   $     98.3   $    103.9
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Earnings per share (b):
      Basic                                             $     1.51   $     1.66   $     2.43   $     2.55   $     2.27   $     2.49
                                                        ==========   ==========   ==========   ==========   ==========   ==========

      Diluted                                           $     1.48   $     1.62   $     2.37   $     2.49   $     2.22   $     2.45
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Average common shares outstanding (b):
      Basic                                                 44.299       41.958       43.566       41.822       43.215       41.644
                                                        ==========   ==========   ==========   ==========   ==========   ==========

      Diluted                                               45.310       42.990       44.625       42.790       44.276       42.462
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Supplemental information:
   Net income (loss):
      AmeriGas Propane (c)                              $     30.8   $     27.7   $     43.7   $     40.4   $     26.5   $     27.6
      Gas Utility                                             25.6         30.5         40.8         48.1         40.7         51.2
      Electric Utility                                         3.4          3.3          5.8          6.2         10.2          9.0
      Energy Services (a)                                      4.3          3.5          8.0          5.8         13.4         10.7
      International Propane                                    2.9          5.4          7.7          6.6          4.7          6.1
      Corporate & Other                                        0.1         (0.6)        (0.1)        (0.6)         2.8         (0.7)
                                                        ----------   ----------   ----------   ----------   ----------   ----------
         Total net income                               $     67.1   $     69.8   $    105.9   $    106.5   $     98.3   $    103.9
                                                        ==========   ==========   ==========   ==========   ==========   ==========

(a) Effective October 1, 2003, the Energy Services segment includes the operating results of Energy Services' gas marketing business as well as UGID's electricity generation business. Energy Services' segment presentation for the prior year has been restated to conform to the current year presentation.


(b) Earnings per share and average common shares outstanding for all periods presented reflect the effects of the Company's 3-for-2 common stock split distributed April 1, 2003 to shareholders of record on February 28, 2003.

(c)  Amounts are net of minority interests in AmeriGas Partners, L.P.

                               UGI UTILITIES, INC.
                 (a wholly owned subsidiary of UGI Corporation)
                               REPORT OF EARNINGS
                             (Thousands of Dollars)
                                   (Unaudited)




                                                                       Three Months Ended   Six Months Ended   Twelve Months Ended
                                                                            March 31,           March 31,           March 31,
                                                                       ------------------  ------------------  ------------------
                                                                         2004      2003      2004      2003      2004      2003
                                                                       --------  --------  --------  --------  --------  --------

Revenues                                                               $268,217  $269,296  $438,901  $437,647  $638,012  $606,773
                                                                       ========  ========  ========  ========  ========  ========

Income before income taxes                                             $ 48,820  $ 59,308  $ 78,166  $ 93,803  $ 84,575  $107,031
                                                                       ========  ========  ========  ========  ========  ========


Net income                                                             $ 29,149  $ 35,399  $ 46,657  $ 56,113  $ 51,216  $ 63,614
Dividends on preferred shares subject to mandatory redemption (a)            --       387        --       775       388     1,550
                                                                       --------  --------  --------  --------  --------  --------
Net income after dividends on preferred shares subject to
     mandatory redemption                                              $ 29,149  $ 35,012  $ 46,657  $ 55,338  $ 50,828  $ 62,064
                                                                       ========  ========  ========  ========  ========  ========

(a) Beginning July 1, 2003, the Company accounts for preferred shares subject to mandatory redemption in accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." For periods presented after June 30, 2003, dividends paid on these shares are classified as a component of interest expense.